EXHIBIT 17(b)
                     [TEXT OF ORIGINAL AS FILED WITH
             REGISTRANT'S REGISTRATION STATEMENT ON FORM N-1A]

                     STRADLEY, RONON, STEVENS & YOUNG
                         2600 One Commerce Square
                   Philadelphia, Pennsylvania 19103-7098
                              (215) 564-8000

Direct Dial:
(215) 564-8101                 April 4, 1988



Filing Desk
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  First Pacific Mutual Fund, Inc.
          Form N-8A Notification of Registration under the 1940 Act Form N-1A Registration under the 1933 and 1940 Acts

Gentlemen:

     Enclosed is the Form N-8A Notification of Registration of First Pacific Mutual Fund, Inc. as an investment company under Section 8(a) of the Investment Company Act of 1940. Also enclosed are thirteen copies of the Form N-1A Registration Statement filed under the Securities Act of 1933 and under Section 8(b) of the Investment Company Act of 1940, including exhibits and a manually signed and sequentially numbered copy of the Registration Statement.

     First Pacific Mutual Fund, Inc. has elected to register an indefinite number of its shares pursuant to Rule 24f-2 under the 1940 Act and enclosed herewith is a certified check in the amount of $500 for the registration fee. Also enclosed is a certified check in the amount of $1,000 as payment of the registration fee imposed by Rule 8b-6 under the 1940 Act.

     First Pacific Mutual Fund, Inc. is an open-end management series investment company incorporated under the laws of the State of Maryland. The first series of the Fund is the First Hawaii Municipal Bond Fund. The investment manager of the Fund is First Pacific Management Corporation. Van Kampen Merritt Investment Advisory Group, Inc. serves as investment advisor to the Fund.

     Questions related to this filing should be directed to me at the number above. Please sign and date the attached copy of this letter to acknowledge receipt of this filing and return it to me in the enclosed self-addressed, stamped envelope.

                                   Very truly yours


                                   \s\ Audrey C. Talley
                                   Audrey C. Talley,

ACT:jas
Encs.

cc:  Mr. Terrence Lee (w/enc.)
     Steven M. Felsenstein, Esquire (w/enc.)

bc:  Mr. Gene Strandberg (w/enc.)
     Mr. Ray Ishioka (w/enc.)